UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2004

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-6920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2004, Applied Materials, Inc. (“Applied”) entered into a written separation agreement (the “agreement”) with Joseph R. Bronson, former Executive Vice President and Chief Financial Officer of Applied. As previously announced on October 25, 2004, Mr. Bronson resigned from Applied effective October 22, 2004 (the “termination date”). The agreement provides in part that, subject to Mr. Bronson’s continuing compliance with the agreement, Applied shall (i) make cash payments to Mr. Bronson totaling $1,600,000, payable in four installments of $600,000, $300,000, $300,000 and $400,000 on December 31, 2004, April 30, 2005, July 30, 2005 and October 31, 2005, respectively; and (ii) extend until December 20, 2004 the deadline for Mr. Bronson to exercise his Applied stock options that vested prior to the termination date. Mr. Bronson agreed not to compete with Applied and not to solicit Applied employees to leave their employment with Applied for a period of one year from the termination date. Mr. Bronson also provided a general release of all claims related to his employment with Applied.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: December 3, 2004	By:	/s/ JOSEPH J. SWEENEY
Joseph J. Sweeney
Group Vice President Legal Affairs and Intellectual Property and Corporate Secretary